Exhibit 99.1

Tidewater to Present at the Jefferies 2011 Global Energy Conference

NEW ORLEANS, November 22, 2011 – Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Jefferies 2011 Global Energy Conference in Houston, Texas, on Thursday, December 1, 2011, at approximately 3:00 p.m. Central time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on December 1, 2011, at approximately 4:00 p.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 353 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

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